UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36346	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harbour Place, Ground Floor 103 South Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 5.07 below, at the annual general meeting (the “Annual Meeting”) of shareholders of Oxbridge Re Holdings Limited (the “Company”) held on December 19, 2014, the Company’s shareholders approved the Company’s 2014 Omnibus Incentive Plan (the “Plan”).

The Plan permits the grant of options (including incentive share options), share appreciation rights, restricted shares, restricted share units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of share-based awards to any officer or other employee of the Company or its affiliates; any individual that the Company or an affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director.

The Plan provides that 1,000,000 of the Company’s ordinary shares are reserved for issuance under the Plan. The number of ordinary shares reserved under the Plan will be depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant.

The Plan is also described in the Company’s Definitive Proxy Statement filed with the SEC on November 24, 2014 (the “Proxy Statement”) in the section entitled “Proposal Three Approval of the Company’s 2014 Equity Incentive Plan.” The Plan is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2014, the Company’s shareholders voted, as a special resolution, to amend and restate the Company’s Second Amended and Restated Memorandum and Articles of Association in order to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board of Directors from a total of six to a number that is no less than four directors. The amendments are also described in the Company’s Proxy Statement in the section entitled “Proposal Two Approval of the Amendment and Restatement of the Articles.”

Upon the passage of the special resolution by the Company’s shareholders on December 19, 2014, the Third Amended and Restated Memorandum and Articles of Association, which are attached hereto as Exhibit 3.1 and incorporated herein by reference, became effective and amended, restated and replaced, in their entirety, the Company’s Second Amended and Restated Memorandum and Articles of Association.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2014, the Company held the Annual Meeting. The Company previously filed the Proxy Statement and related materials pertaining to the Annual Meeting with the SEC. On the record date of November 10, 2014, there were 6,000,000 ordinary shares outstanding and entitled to vote at the Annual Meeting.

Proposal 1: Election of Directors

Six nominees for the Board of Directors were elected to serve as directors of the Company, each to hold office in accordance with the Articles of Association of the Company until the annual general meeting of shareholders of the Company in 2015. The tabulation of votes was as follows:

Director Nominee	Votes For	Votes Against	Abstain

Paresh Patel	3,111,727	10,230	4,100

Sanjay Madhu	3,114,077	7,880	4,100

Krishna Persaud	3,114,077	7,880	4,100

Ray Cabillot	3,118,757	3,200	4,100

Allan Martin	3,100,506	21,451	4,100

Mayur Patel, M.D.	3,115,907	6,050	4,100

Proposal 2: Approval of the Amendment and Restatement of the Articles

The Company’s proposal to amend and restate the Company’s Second Amended and Restated Memorandum and Articles of Association through the adoption of the Third Amended and Restated Memorandum and Articles of Association was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
3,001,281	82,276	42,500	2,267,537

Proposal 3: Approval of the Company’s 2014 Omnibus Incentive Plan

The Company’s proposal to approve the Plan was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
3,031,398	61,134	33,525	2,267,537

Proposal 4: Ratification of the Appointment of Independent Auditor

The appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for the fiscal year ending December 31, 2014 was ratified as set forth below:

For	Against	Abstain	Broker Non-Votes
5,367,969	15,825	9,800	—

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: December 24, 2014	Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Oxbridge Re Holdings Limited Third Amended and Restated Memorandum and Articles of Association, dated December 19, 2014.

10.10	Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan.